PROSPECTUS Dated May 5, 1999                        Pricing Supplement No. 53 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-75289
Dated May 6, 1999                                           Dated March 30, 2000
                                                                  Rule 424(b)(3)

                                  $90,570,901
                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                            -----------------------

                       8% Reset PERQS due April 30, 2002
                          Mandatorily Exchangeable For
                   Shares of Common Stock of EMC CORPORATION

     Reset Performance Equity-linked Redemption Quarterly-pay SecuritiesSM
                               ("Reset PERQSSM")

The Reset PERQS will pay 8% interest per year but do not guarantee any return of principal at maturity. Instead the Reset PERQS will pay at maturity a number of shares of EMC common stock based on the closing prices of EMC common stock on April 20, 2001 and at maturity, in each case subject to a cap price.

o The principal amount and issue price of each Reset PERQS is $25.90, which is one-fifth of the closing price of EMC common stock on March 30, 2000, the day we offered the Reset PERQS for initial sale to the public.

o We will pay 8% interest (equivalent to $2.072 per year) on the $25.90 principal amount of each Reset PERQS. Interest will be paid quarterly, beginning July 30, 2000.

o At maturity you will receive shares of EMC common stock in exchange for each Reset PERQS at an exchange ratio. The initial exchange ratio is one-fifth of a share of EMC common stock per Reset PERQS. However, if the price of EMC common stock appreciates above the first year cap price for April 20, 2001 or the second year cap price for April 26, 2002, the exchange ratio will be adjusted downward, and you will receive an amount of EMC common stock per Reset PERQS that is less than one-fifth of a share.

o The first year cap price is $176.12, or 136% of the closing price of EMC common stock on March 30, 2000, the day we offered the Reset PERQS for initial sale to the public. If on April 20, 2001, the price of EMC common stock is higher than the closing price of EMC common stock on March 30, 2000, we will raise the cap price to 136% of the closing price of EMC common stock on April 20, 2001. Otherwise the cap price will remain unchanged in the second year. The maximum you can receive at maturity is EMC common stock worth $47.90 per Reset PERQS.

o Investing in Reset PERQS is not equivalent to investing in EMC common stock.

o EMC Corporation is not involved in this offering of Reset PERQS in any way and will have no financial obligation with respect to the Reset PERQS.

o The Reset PERQS have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the Reset PERQS is "RME."

You should read the more detailed description of the Reset PERQS in this pricing supplement. In particular, you should review and understand the descriptions in"Summary of Pricing Supplement" and "Description of Reset PERQS." "Performance Equity-linked Redemption Quarterly-pay Securities" and "PERQS" are our service marks.

The Reset PERQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-6.

                            -----------------------

                          PRICE $25.90 PER RESET PERQS

                            -----------------------

                                                   Agent's          Proceeds to
                           Price to Public(1)     Commission      the Company(1)
                           ------------------    -------------    --------------

Per Reset PERQS..........        $25.90              $0.36            $25.54
Total....................    $90,570,901.40      $1,258,900.56    $89,312,000.84

------------------
(1)   Plus accrued interest, if any, from the Issue Date

If you purchase at least 100,000 Reset PERQS in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the price will be $25.543875 per Reset PERQS (98.625% of the Issue Price). In that case, the underwriting discounts and commissions will be $0.003875 per Reset PERQS.

                           MORGAN STANLEY DEAN WITTER

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the Reset PERQS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The Reset PERQS offered are medium-term debt securities of Morgan Stanley Dean Witter & Co. The return on the Reset PERQS is linked to the performance of EMC Corporation common stock, which we refer to as EMC Stock. The Reset PERQS also provide fixed quarterly payments at an annual rate of 8% based on the principal amount of each Reset PERQS. Unlike ordinary debt securities, Reset PERQS do not guarantee the return of principal at maturity. Instead the Reset PERQS pay a number of shares of EMC Stock at maturity based on the performance of this stock, either up or down, subject to a maximum value in each year. We may not redeem the Reset PERQS prior to maturity.


Each Reset PERQS         We, Morgan Stanley Dean Witter & Co., are offering 8%
costs $25.90             Reset Performance Equity-linked Redemption Quarterly-
                         pay Securities(sm) due April 30, 2002, which we refer to as the Reset PERQS(sm). The principal amount and issue price of each Reset PERQS is $25.90, which is one-fifth of the closing price of EMC Stock on March
                         30, 2000, the day we offered the Reset PERQS for initial sale to the public.

No guaranteed            Unlike ordinary debt securities, the Reset PERQS do not
return of principal      guarantee any return of principal at maturity. Instead
                         the Reset PERQS will pay an amount of EMC Stock based on the market price of EMC Stock, either up or down, on April 20, 2001 and at maturity, in each case subject to a cap price. Investing in Reset PERQS is not equivalent to investing in EMC Stock.

8% interest on the       We will pay interest on the Reset PERQS, at the rate of
principal amount         8% of the  per principal amount year, quarterly on each
                         January 30, April 30, July 30 and October 30, beginning July 30, 2000. The interest rate we pay on the Reset PERQS is more than the current dividend rate on the EMC Stock. The Reset PERQS will mature on April
                         30, 2002.

Your appreciation        The appreciation potential of each Reset PERQS is
potential is capped      limited in each year by the cap price. The cap price
                         through April 20, 2001 is $176.12, or 136 % of the closing price of EMC Stock on the day we offered the Reset PERQS for initial sale to the public ("First
                         Year Cap Price"). The cap price thereafter until maturity ("Second Year Cap Price") will be the higher of 136% of the closing price of EMC Stock on April 20, 2001 and the First Year Cap Price. The maximum you can receive at maturity is EMC Stock worth $47.90 per Reset PERQS.

Payout at Maturity       At maturity, for each $25.90 principal amount of Reset
                         PERQS you hold, we will give to you a number of shares of EMC Stock equal to the exchange ratio. The initial exchange ratio is one-fifth of a share of EMC Stock per Reset PERQS and may be adjusted as follows:

                                             First Year Adjustment

                              The exchange ratio will be adjusted downward if the market price of EMC Stoc exceeds the First Year Cap Price on April 20, 2001.

                              The adjusted exchange ratio will be calculated as follows:

   New Exchange  =  Initial Exchange x          First Year Cap Price
       Ratio              Ratio        -----------------------------------------
                                       EMC Stock closing price on April 20, 2001

                               If the market price of EMC Stock on April 20, 2001 is the same as or less than the First Year Cap Price, we will not adjust the exchange ratio at that time.

                                             Second Year Adjustment

                               The exchange ratio may be adjusted downward again at maturity, but only if the market price of EMC Stock at maturity exceeds the Second Year Cap Price. The final exchange ratio will then be calculated as follows:

   Final Exchange  =  Existing Exchange x       Second Year Cap Price
       Ratio                 Ratio        -----------------------------------
                                          EMC Stock closing price at maturity

                               If the market price of EMC Stock at maturity is the same as or less than the Second Year Cap Price, we will not adjust the Exchange Ratio at maturity.

                         On the next page, we have provided a table titled "Hypothetical Payouts on the Reset PERQS." The table demonstrates the effect of these adjustments to the exchange ratio under a variety of hypothetical price scenarios. You should examine the table for examples of how the payout on the Reset PERQS could be affected under these or other potential price scenarios. This table does not show every situation that may occur.

                         You can review the prices of EMC Stock for the last three years in the "Historical Information" section of this pricing supplement.

                         During the life of the Reset PERQS, Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., acting as calculation agent, will also make adjustments to the effective exchange ratio to reflect the occurrence of certain corporate events that could affect the market price of EMC Stock. You should read about these adjustments in the sections called "Description of Reset PERQS--Exchange at Maturity," "--Exchange Factor" and "--Antidilution Adjustments."

The Calculation Agent    We have appointed MS & Co. to act as calculation agent
                         for The Chase Manhattan Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the exchange ratio and the cap prices and calculate the amount of EMC Stock that you will receive at maturity.

No affiliation with      EMC Corporation is not an affiliate of ours and is not
EMC Corporation          involved with this offering in any way. The obligations
                         represented by the Reset PERQS are obligations of Morgan Stanley Dean Witter & Co. and not of EMC
                         Corporation.

More information on      The Reset PERQS are senior notes issued as part of our
the Reset PERQS          Series C medium-term note program. You can find a
                         general description of our Series C medium-term note program in the accompanying prospectus supplement dated May 6, 1999. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate Notes" and "--Exchangeable
                         Notes."

                         For a detailed description of terms of the Reset PERQS including the specific mechanics and timing of the exchange ratio adjustments, you should read the "Description of Reset PERQS" section in this pricing supplement. You should also read about some of the risks involved in investing in Reset PERQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity- linked notes such as the Reset PERQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the Reset PERQS.

How to reach us          You may contact your local Morgan Stanley Dean Witter
                         branch office or our principal executive offices at 1585 Broadway, New York, New York, 10036 (telephone number (212) 761-4000).

                    HYPOTHETICAL PAYOUTS ON THE RESET PERQS

     For each Reset PERQS, the following table illustrates, for a range of First Year Closing Prices and Maturity Prices, any adjustments we would make to the Exchange Ratio and the Second Year Cap Price and the resulting payout at maturity and total return on each Reset PERQS.


                                                                                                           Reset PERQS   Reset PERQS
               Initial Initial              First     First              Second        EMC      Exchange     Payout      Payoout at
                Price    EMC     Initial     Year      Year   4/20/01      Year       Stock      Ratio     at Maturity    Mautrity
Illustration  of Reset  Stock   Exchange     Cap     Closing  Exchange     Cap       Maturity      at      Based on EMC     plus
  Number        PERQS   Price    Ratio      Price    Price(1)   Ratio      Price      Price(1)   Maturity   Stock Price   8% Coupon
------------  -------- -------  --------   -------   -------- --------   ---------   ---------   -------    ------------  ----------

    1          $25.90  $129.50   0.20000   $176.12   $100.00  0.20000   $176.1200    $75.0000   0.20000       $15.00       $19.29
    2          $25.90  $129.50   0.20000   $176.12   $100.00  0.20000   $176.1200   $165.0000   0.20000       $33.00       $37.29
    3          $25.90  $129.50   0.20000   $176.12   $100.00  0.20000   $176.1200   $225.0000   0.15655       $35.22       $39.51
    4          $25.90  $129.50   0.20000   $176.12   $150.00  0.20000   $204.0000   $110.0000   0.20000       $22.00       $26.29
    5          $25.90  $129.50   0.20000   $176.12   $150.00  0.20000   $204.0000   $200.0000   0.20000       $40.00       $44.29
    6          $25.90  $129.50   0.20000   $176.12   $150.00  0.20000   $204.0000   $225.0000   0.18133       $40.80       $45.09
    7          $25.90  $129.50   0.20000   $176.12   $200.00  0.17612   $272.0000   $110.0000   0.17612       $19.37       $23.66
    8          $25.90  $129.50   0.20000   $176.12   $200.00  0.17612   $272.0000   $250.0000   0.17612       $44.03       $48.32
    9          $25.90  $129.50   0.20000   $176.12   $200.00  0.17612   $272.0000   $300.0000   0.15968       $47.90       $52.19
    10         $25.90  $129.50   0.20000   $176.12   $176.12  0.20000   $239.5232   $239.5232   0.20000       $47.90       $52.19

                                              ^                             ^                                    ^
                                              |                             |                                    |
                                              |                             |                                    |
                                            136%                       Greater of (x)                       Maturity Price
                                          of Initial                 136% of First Year                     times Adjusted
                                           EMC Stock                  Closing Price and                     Exchange Ratio
                                            Price                    (y) First Year Cap
                                                                           Price

         The above table illustrates an important feature of the Reset PERQS - the payout at maturity is not determined merely by the price of EMC Stock at maturity, but will depend on the timing and magnitude of changes in the EMC Stock price. For example, in both the fourth and seventh illustrations shown above, the EMC Stock Maturity Price is $110.00, but in the seventh illustration the Payout at Maturity is $23.66 compared to $26.29 in the fourth illustration.  The difference in the seventh illustration arises because the First Year Closing Price exceeded the First Year Cap Price, resulting in a downward adjustment in the Exchange Ratio at
April 20, 2001. Similarly, in both the ninth and tenth illustrations, the Payout at Maturity is $52.19, but in the ninth illustration, the EMC Stock Maturity Price had to equal or exceed $272.00 to produce that payout, but in the tenth illustration, an
EMC Stock Maturity Price of only $239.5232 was required.

------------------------------------
1   The First Year Closing Price and the EMC Stock Maturity Price do not include any dividend payments that may have been paid to holders of EMC Stock.

                                  RISK FACTORS

     The Reset PERQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of EMC Stock, there is no guaranteed return of principal. Investing in Reset PERQS is not equivalent to investing directly in EMC Stock. This section describes the most significant risks relating to the Reset PERQS. You should carefully consider whether the Reset PERQS are suited to your particular circumstances before you decide to purchase them.

Reset PERQS Are Not      The Reset PERQS combine features of equity and debt.
Ordinary Senior Notes -- The terms of the Reset PERQS differ from those of
No guaranteed return of  ordinary debt securities in that we will not pay you a
principal                fixed amount at maturity. Our payout to you at maturity
                         will be a number of shares of EMC Stock based on the market price of EMC Stock on April 20, 2001 and at maturity. If the final market price of EMC Stock at maturity is either less than today's market price or not sufficiently above today's market price to compensate for a downward adjustment of the exchange ratio, if any, at April 20, 2001, we will pay you an amount of EMC Stock with a value less than the principal amount of the Reset PERQS. See "Hypothetical
                         Payouts on the Reset PERQS" above.

Your Appreciation        The appreciation potential of the Reset PERQS is
Potential Is Limited     limited because of the cap prices. Even though the
                         $25.90 issue price of one Reset PERQS is equal to today's market price of one share of EMC Stock multiplied by the initial exchange ratio, you may receive a lesser fractional amount of EMC Stock per Reset PERQS at maturity if the initial exchange ratio of one-fifth of a share has been adjusted downwards.
                         If the price of EMC Stock appreciates above both the cap price for April 20, 2001 and the cap price for April 26, 2002, the initial exchange ratio of one-fifth of a share of EMC Stock per Reset PERQS will be reduced twice.

                         The exchange ratio and the final market price of EMC Stock at maturity will be determined on April 26, 2002, which is two trading days prior to maturity of the Reset PERQS. If the price of EMC Stock is lower on the actual maturity date than it was on April 26, 2002, the value of any EMC Stock you receive will be less. Under no circumstances will you receive an amount of EMC Stock for each Reset PERQS worth more than $47.90 as of such second scheduled trading day prior to maturity.

Secondary Trading        There may be little or no secondary market for the
May Be Limited           Reset PERQS.  Although the Reset PERQS have been
                         approved for listing on the American Stock Exchange
                         LLC, which we refer to as the AMEX, it is not possible to predict whether the Reset PERQS will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity. MS & Co.
                         currently intends to act as a market maker for Reset
                         PERQS but is not required to do so.

Market Price of the      Several factors, many of which are beyond our control,
Reset PERQS Influenced   by  will influence the value of the Reset PERQS. We
Many Unpredictable       expect that generally the market price of the EMC Stock
Factors                  on any day will affect the value of the Reset PERQS
                         more than any other single factor. Because adjustments to the exchange ratio for the Reset PERQS are tied to the closing stock prices on two specific days, however, the Reset PERQS may trade differently from the underlying stock. Other factors that may influence the value of the Reset PERQS include:

                         o the volatility (frequency and magnitude of changes
                           in price) of the EMC Stock

                         o the dividend rate on EMC Stock

                         o economic, financial, political and regulatory or
                           judicial events that affect stock markets generally and which may affect the market price of the EMC Stock

                         o interest and yield rates in the market o the time
                           remaining to the maturity of the Reset PERQS

                         o our creditworthiness Some or all of these factors
                           will influence the price you will receive if you sell your Reset PERQS prior to maturity. For example, you may have to sell your Reset PERQS at a substantial discount from the principal amount if the market price of the EMC Stock is at, below, or not sufficiently above the initial market price.

                         You cannot predict the future performance of EMC Stock based on its historical performance. The price of EMC Stock may decrease so that you will receive at maturity shares of EMC Stock worth less than the principal amount of the Reset PERQS. We cannot guarantee that the price of EMC Stock will increase so that you will receive at maturity an amount in excess of the principal amount of the Reset PERQS.

No Affiliation with      We are not affiliated with EMC Corporation ("EMC").
EMC Corporation          Although we do not have any non-public information
                         about EMC as of the date of this pricing supplement, we or our subsidiaries may presently or from time to time engage in business with EMC, including extending loans to, or making equity investments in, EMC or providing advisory services to EMC, including merger and acquisition advisory services. Moreover, we have no ability to control or predict the actions of EMC, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. EMC is not involved in the offering of the Reset PERQS in any way and has no obligation to consider your interest as an owner of Reset PERQS in taking any corporate actions that might affect the value of your Reset PERQS. None of the money you pay for the Reset PERQS will go to EMC.

You Have No              As an owner of Reset PERQS, you will not have voting
Shareholder Rights       rights or rights to receive  dividends or other
                         distributions or any other rights with respect to the EMC Stock.

Limited Antidilution     MS & Co., as calculation agent, will adjust the amount
 Adjustments             payable at maturity for certain events affecting the
                         EMC Stock, such as stock splits and stock dividends, and certain other corporate actions involving EMC, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the EMC Stock. For example, the calculation agent is not required to make any adjustments if EMC or anyone else makes a partial tender or partial exchange offer for the EMC Stock. If an event occurs that does not require the calculation agent to adjust the amount of EMC Stock payable at maturity, the market price of the Reset PERQS may be materially and adversely affected.

Potential Conflicts of   As calculation agent, MS & Co. will calculate the
Interest between You     payout to you at maturity of the Reset PERQS.  MS & Co.
and the Calculation      and other affiliates may also carry out hedging
Agent                    activities related to Reset PERQS or to other
                         instruments, including trading in EMC Stock as well as in other instruments related to EMC Stock. MS & Co.
                         and some of our other subsidiaries also trade EMC
                         Stock and other financial instruments related to EMC
                         Stock on a regular basis as part of their general broker dealer and other businesses. Any of these activities could influence MS & Co.'s determination of adjustments made to Reset PERQS and any such trading activity could potentially affect the price of EMC
                         Stock and, accordingly, could affect your payout on the Reset PERQS.

Tax Treatment            You should also consider the tax consequences of
                         investing in the Reset PERQS. There is no direct legal authority as to the proper tax treatment of the Reset
                         PERQS, and therefore significant aspects of the tax treatment of the Reset PERQS are uncertain. We do not plan to request a ruling from the Internal Revenue
                         Service ("IRS") regarding the tax treatment of the Reset PERQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section
                         "Description of Reset PERQS--United States Federal
                         Income Taxation" in this pricing supplement.

                           DESCRIPTION OF RESET PERQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Reset PERQS" refers to each $25.90 principal amount of our 8% Reset PERQS due April 30, 2002, Mandatorily Exchangeable For Shares of Common Stock of EMC Corporation. In this pricing supplement, the terms "MSDW," "we," "us," and "our" refer to Morgan Stanley Dean Witter & Co.


Principal Amount............................     $90,570,901.40

Maturity Date...............................     April 30, 2002

Interest Rate...............................     8% per annum (equivalent to $2.072 per annum per Reset PERQS)

Interest Payment Dates......................     Each January 30, April 30, July 30 and October 30, beginning
                                                 July 30, 2000.

Specified Currency..........................     U.S. Dollars

Issue Price.................................     $25.90 per Reset PERQS

Initial EMC Stock Price.....................     $129.50

Original Issue Date (Settlement Date).......     April 4, 2000

CUSIP.......................................     61744Y835

Denominations...............................     $25.90 and integral multiples thereof

First Year Cap Price........................     $176.12 (136% of the Initial EMC Stock Price)

First Year Determination Date...............     April 20, 2001 (or if such date is not a Trading Day on which no
                                                 Market Disruption Event occurs, the immediately succeeding Trading
                                                 Day on which no Market Disruption Event occurs).

First Year Closing Price....................     First Year Closing Price means the product of (i) the Market Price of one share of EMC Stock and (ii) the Exchange Factor, each
                                                 determined as of the First Year Determination Date.

Second Year Cap Price.......................     Second Year Cap Price means the greater of (x) 136% of the First
                                                 Year Closing Price and (y) the First Year Cap Price.  See "Exchange
                                                 at Maturity" below.

Maturity Price..............................     Maturity Price means the product of (i) the Market Price of one share of EMC Stock and (ii) the Exchange Factor, each determined as of the second scheduled Trading Day immediately prior to maturity.

Exchange at Maturity........................     At maturity, upon delivery of each Reset PERQS to the Trustee, we will apply each $25.90 principal amount of such Reset PERQS as payment for a number of shares of EMC Stock at the Exchange Ratio.
                                                 The initial Exchange Ratio, initially set at 0.2, is subject to adjustment on the First Year Determination Date and at maturity in order to cap the value of the EMC Stock to be received upon delivery of the Reset
                                                 PERQS at $47.90 per Reset PERQS (184.94% of the Issue Price).
                                                 Solely for purposes of adjustment upon the occurrence of certain corporate events, the number of shares of EMC Stock to be delivered

                                     PS-9



                                                 at maturity will also be adjusted by an Exchange Factor, initially set at 1.0.  See "Exchange Factor" and "Antidilution Adjustments"
                                                 below.

                                                 If the First Year Closing Price is less than or equal to the First Year Cap Price, no adjustment to the Exchange Ratio will be made at such time. If the First Year
                                                 Closing Price exceeds the First Year Cap Price, the Exchange Ratio will be adjusted so that the new Exchange Ratio will equal the product of (i) the existing
                                                 Exchange Ratio and (ii) a fraction the numerator of which will be the First Year
                                                 Cap Price and the denominator of which will be the First Year Closing Price. In addition, on the First Year Determination Date, the Calculation Agent will establish the "Second Year Cap Price" that will be equal to the greater of (x)
                                                 136% of the First Year Closing Price and (y) the First Year Cap Price. Notice of
                                                 the Second Year Cap Price and of any such adjustment to the Exchange Ratio shall promptly be sent by first-class mail to The Depository Trust Company, New York,
                                                 New York (the "Depositary"). If the Maturity Price is less than or equal to the
                                                 Second Year Cap Price, no further adjustment to the Exchange Ratio will be made.
                                                 If the Maturity Price exceeds the Second Year Cap Price, the then existing
                                                 Exchange Ratio will be adjusted so that the inal Exchange Ratio will equal the product of (i) the existing Exchange Ratio and (ii) a fraction the numerator of which will be the Second Year Cap Price and the denominator of which will be the
                                                 Maturity Price. Please review each example in the table called "Hypothetical
                                                 Payouts on the Reset PERQS" on PS-5.

                                                 All calculations with respect to the Exchange Ratios for the Reset PERQS will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upwards (e.g., .876545 would be rounded to .87655); all calculations with respect to the Second Year Cap Price will be rounded to the nearest ten-thousandth, with five one-hundred- thousandths rounded upwards (e.g., $12.34567 would be rounded to $12.3457); and all dollar amounts related to payouts at maturity resulting from such calculations will be rounded to the nearest cent with one-half cent being rounded upwards.

                                                 We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depositary, on or prior to 10:30 a.m. on the Trading Day immediately prior to maturity of the Reset PERQS, of the amount of EMC Stock to be delivered with respect to each $25.90 principal amount of each Reset PERQS and
                                                 (ii) deliver such shares of EMC Stock (and cash in respect of interest and any fractional shares of EMC Stock) to the Trustee for delivery to the holders. The
                                                 Calculation Agent shall determine the Exchange Ratio applicable at the maturity of the Reset PERQS and calculate the Exchange Factor.

No Fractional Shares........................     Upon delivery of the Reset PERQS to the Trustee at maturity
                                                 (including as a result of acceleration under the terms of the senior indenture), we will deliver the aggregate number of shares of EMC
                                                 Stock due with respect to all of such Reset PERQS, as described above, but we will pay cash in lieu of delivering any fractional share of EMC Stock in an amount equal to the corresponding fractional
                                                 Market Price of such fraction of a share of EMC Stock as determined

                                                              PS-10



                                                 by the Calculation Agent as of the second scheduled Trading Day prior to maturity of the Reset PERQS.

Exchange Factor.............................     The Exchange Factor will be set initially at 1.0, but will be subject to adjustment upon the occurrence of certain corporate events affecting the EMC Stock through and including the second scheduled Trading
                                                 Day immediately prior to maturity.  See "Antidilution Adjustments"
                                                 below.

Market Price................................     If EMC Stock (or any other security for which a Market Price must be determined) is listed on a national securities exchange, is a security of The Nasdaq National Market or is included in the OTC Bulletin
                                                 Board Service ("OTC Bulletin Board") operated by the National
                                                 Association of Securities Dealers, Inc. (the "NASD"), the Market
                                                 Price for one share of EMC  Stock (or one unit of any such other security) on any Trading Day means (i) the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the
                                                 Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which EMC Stock (or any such other security) is listed or admitted to trading or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable
                                                 (even if EMC Stock (or any such other security) is listed or admitted to trading on such securities exchange), the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or OTC Bulletin Board on
                                                 such day.  If the last reported sale price of the principal trading session is not available pursuant to clause (i) or (ii) of the preceding sentence because of a Market Disruption Event or otherwise, the
                                                 Market Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for EMC Stock (or any such other security) obtained from as many dealers in such stock
                                                 (which may include MS & Co. or any of our other subsidiaries or affiliates), but not exceeding three, as will make such bid prices available to the Calculation Agent.  A "security of the Nasdaq
                                                 National Market" shall include a security included in any successor to such system and the term "OTC Bulletin Board Service" shall include any successor service thereto.

Trading Day.................................     A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange ("NYSE"), the AMEX, the Nasdaq
                                                 National Market, the Chicago Mercantile Exchange, and the Chicago Board of
                                                 Options Exchange and in the over-the-counter market for equity securities in the
                                                 United States.

Acceleration Event..........................     If on any date the product of the Market Price per share of EMC
                                                 Stock and the Exchange Factor is less than $4.00, the maturity date of the Reset PERQS will be deemed to be accelerated to such date, and we will apply each $25.90 principal amount of each Reset PERQS as payment for a number of shares of EMC Stock at the then current
                                                 Exchange Ratio, as adjusted by the then current Exchange Factor.
                                                 See also "Antidilution Adjustments" below.

Optional Redemption.........................     We will not redeem the Reset PERQS prior to the Maturity Date.


                                                              PS-11





Book Entry Note or Certificated Note........     Book Entry

Senior Note or Subordinated Note............     Senior

Trustee.....................................     The Chase Manhattan Bank

Agent for the underwritten offering of
     Reset PERQS............................     MS & Co.

Calculation Agent...........................     MS & Co.

                                                 All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

                                                 Because the Calculation Agent is our affiliate, potential conflicts of interest may exist between the Calculation Agent and you as an owner of the Reset PERQS, including with respect to certain determinations and judgments that the
                                                 Calculation Agent must make in making adjustments to the Exchange Factor or other antidilution adjustments or determining any Market Price or whether a Market
                                                 Disruption Event has occurred. See "Antidilution Adjustments" and "Market
                                                 Disruption Event" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Antidilution Adjustments....................     The Exchange Factor will be adjusted as follows:

                                                     1. If EMC Stock is subject to a stock split or reverse
                                                 stock split, then once suc split has become effective,
                                                 the Exchange Factor will be adjusted to equal the product
                                                 of the prior Exchange Factor and the number of shares
                                                 issued in such stock split or reverse stock split with
                                                 respect to one share of EMC  Stock.

                                                     2. If EMC Stock is subject (i) to a stock dividend
                                                 (issuance of additional shares of EMC Stock) that is given ratably to all holders of shares of EMC Stock or (ii) to
                                                 a distribution of EMC Stock as a result of the triggering of any provision of the corporate charter of EMC, then once the dividend has become effective and EMC Stock is trading
                                                 ex-dividend, the Exchange Factor will be adjusted so
                                                 that the new Exchange Factor shall equal the prior Exchange
                                                 Factor plus the product of (i) the number of shares issued with respect to one share of EMC Stock and (ii) the prior
                                                 Exchange Factor.

                                                     3. There will be no adjustments to the Exchange
                                                 Factor to reflect cash dividends or other
                                                 distributions paid with respect to EMC Stock other
                                                 than distributions describe in clauses (i) and (v) of
                                                 paragraph 5 below and Extraordinary Dividends as
                                                 described below. A cash dividend or other distribution
                                                 with respect to EMC Stock will be deemed to be an
                                                 "Extraordinary Dividend" if such dividend or other
                                                 distribution exceeds the immediately preceding non-
                                                 Extraordinary Dividend for EMC Stock by an amount equal to at least 10% of the Market Price  of EMC Stock (as adjusted for any subsequent corporate event requiring an adjustment
                                                 hereunder, such

                                                              PS-12




                                                 as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date for the payment of such
                                                 Extraordinary Dividend (the "ex-dividend date"). If an
                                                 Extraordinary Dividend occurs with respect to EMC Stock, the
                                                 Exchange Factor with respect to EMC Stock will be adjusted on the ex-dividend date with respect to such Extraordinary
                                                 Dividend so that the new Exchange Factor will equal the
                                                 product of (i) the then current Exchange Factor and (ii) a fraction, the numerator of which is the Market Price on the
                                                 Trading Day preceding the ex-dividend date, and the
                                                 denominator of which is the amount by which the Market Price on the Trading Day preceding the ex-dividend date exceeds the
                                                 Extraordinary Dividend Amount. The "Extraordinary Dividend
                                                 Amount" with respect to an Extraordinary Dividend for EMC
                                                 Stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for EMC Stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation
                                                 Agent, whose determination shall be conclusive. A distribution on the EMC Stock described in clause (i) or clause (v) of
                                                 paragraph 5 below that also constitutes an Extraordinary
                                                 Dividend shall cause an adjustment to the Exchange Factor
                                                 pursuant only to clause (i) or clause (v) of paragraph 5, as applicable.

                                                     4. If EMC issues rights or warrants to all holders of EMC
                                                 Stock to subscribe for or purchase EMC Stock at an exercise price per share less than the Market Price of the EMC Stock on both (i) the date the exercise price of such rights or
                                                 warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the Reset PERQS, then the
                                                 Exchange Factor will be adjusted to equal the product of the prior Exchange Factor and a fraction, the numerator of which shall be the number of shares of EMC Stock outstanding
                                                 immediately prior to the issuance of such rights or warrants plus the number of additional shares of EMC Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of
                                                 EMC Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of EMC Stock which the aggregate offering price of the total number of shares of EMC Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Market Price on the expiration date of such rights or
                                                 warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such
                                                 Market Price.

                                                     5. If (i) there occurs any reclassification or change of EMC
                                                 Stock, including, without limitation, as a result of the
                                                 issuance of any tracking stock by EMC, (ii) EMC or any
                                                 surviving entity or subsequent surviving entity of EMC (an
                                                 "EMC Successor") has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any
                                                 statutory exchange of securities of EMC or

                                                     PS-13



                                                 any EMC Successor with another corporation occurs (other than pursuant to clause (ii) above), (iv) EMC is liquidated, (v)
                                                 EMC issues to all of its shareholders equity securities of an issuer other than EMC (other than in a transaction described in clauses (ii), (iii) or (iv) above) (a "Spin-off Event") or
                                                 (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of EMC Stock
                                                 (any such event in clauses (i) through (vi) a "Reorganization
                                                 Event"), the method of determining the amount payable upon exchange at maturity for each Reset PERQS will be adjusted to provide that each holder of Reset PERQS will receive at
                                                 maturity, in respect of each $25.90 principal amount of each
                                                 Reset PERQS, securities, cash or any other assets distributed to holders of EMC Stock in any such Reorganization Event,
                                                 including, in the case of the issuance of tracking stock, the reclassified share of EMC Stock and, in the case of a Spin-off
                                                 Event, the share of EMC Stock with respect to which the
                                                 spun-off security was issued (collectively, the "Exchange
                                                 Property") in an amount with a value equal to the product of the final Exchange Ratio and the Transaction Value. In
                                                 addition, following a Reorganization Event, the method of
                                                 determining the Maturity Price will be adjusted so that the
                                                 Maturity Price will mean the Transaction Value as of the
                                                 second scheduled Trading Day immediately prior to maturity, and if the Reorganization Event occurs prior to the First Year
                                                 Determination Date, the First Year Closing Price will mean the
                                                 Transaction Value determined as of the First Year
                                                 Determination Date. Notwithstanding the above, if the Exchange
                                                 Property received in any such Reorganization Event consists only of cash, the maturity date of the Reset PERQS will be deemed to be accelerated to the date on which such cash is distributed to holders of EMC Stock and holders will receive in lieu of any EMC Stock and as liquidated damages in full satisfaction of MSDW's obligations under the Reset PERQS the product of (i) the Transaction Value as of such date and (ii)
                                                 the then current Exchange Ratio adjusted as if such date were the next to occur of either the First Year Determination Date or the second scheduled Trading Day prior to maturity. If
                                                 Exchange Property consists of more than one type of property, holders of Reset PERQS will receive at maturity a pro rata share of each such type of Exchange Property. If Exchange
                                                 Property includes a cash component, holders will not receive any interest accrued on such cash component. "Transaction
                                                 Value" at any date means (i) for any cash received in any such
                                                 Reorganization Event, the amount of cash received per share of
                                                 EMC Stock, as adjusted by the Exchange Factor at the time of such Reorganization Event, (ii) for any property other than cash or securities received in any such Reorganization Event, the market value, as determined by the Calculation Agent, as of the date of receipt, of such Exchange Property received for each share of EMC Stock, as adjusted by the Exchange Factor at the time of such Reorganization Event and (iii) for any
                                                 security received in any such Reorganization Event, an amount equal to the Market Price, as of the date on which the
                                                 Transaction Value is determined, per share of such security multiplied by the quantity of such security received for each share of EMC Stock, as adjusted by the Exchange Factor at the time of such Reorganization Event. In the event Exchange
                                                 Property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

                                                     PS-14



                                                 For purposes of paragraph 5 above, in the case of a
                                                 consummated tender or exchange offer or going-private
                                                 transaction involving Exchange Property of a particular type,
                                                 Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going- private
                                                 transaction with respect to Exchange Property in which an
                                                 offeree may elect to receive cash or other property, Exchange
                                                 Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to
                                                 receive cash.

                                                 No adjustments to the Exchange Factor will be required unless such adjustment would require a change of at least 0.1% in the
                                                 Exchange Factor then in effect. The Exchange Factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

                                                 No adjustments to the Exchange Factor or method of calculating the Exchange Ratio will be made other than those specified above. The adjustments specified above do not cover all events that could affect the Market Price of the EMC Stock,
                                                 including, without limitation, a partial tender or exchange offer for the EMC Stock.

                                                 Notwithstanding the foregoing, the amount payable by us at maturity with respect to each Reset PERQS, determined as of the second scheduled Trading Day prior to maturity, will not under any circumstances exceed an amount of EMC Stock having a market value of $47.90 as of such second scheduled Trading
                                                 Day.

                                                 The Calculation Agent shall be solely responsible for the
                                                 determination and calculation of any adjustments to the
                                                 Exchange Factor or method of calculating the Exchange Ratio and of any related determinations and calculations with
                                                 respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraph 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                                 The Calculation Agent will provide information as to any
                                                 adjustments to the Exchange Factor or method of
                                                 calculating the Exchange Ratio upon written request by any holder of the Reset PERQS.

Market Disruption Event.....................     "Market Disruption Event" means, with respect to EMC Stock:

                                                     (i) a suspension, absence or material limitation of
                                                     trading of EMC Stock on the primary market for EMC Stock
                                                     for more than two hours of trading or during the one-half
                                                     hour period preceding the close of the principal trading
                                                     session in such market; or a breakdown or failure in the
                                                     price and trade reporting systems of the primary market
                                                     for EMC Stock as a result of which the reported trading
                                                     prices for EMC Stock during the last one-half hour
                                                     preceding the closing of the principal trading session in
                                                     such market are materially inaccurate; or the suspension,
                                                     absence

                                                     PS-15



                                                     or material limitation on the primary market for trading
                                                     in options contracts related to EMC Stock, if available,
                                                     during the one-half hour period preceding the close of the principal trading session in the applicable market, in
                                                     each case as determined by the Calculation Agent in its
                                                     sole discretion; and

                                                     (ii) a determination by the Calculation Agent in its sole
                                                     discretion that any event described in clause (i) above
                                                     materially interfered with the ability of MSDW or any of
                                                     its affiliates to unwind or adjust all or a material
                                                     portion of the hedge with respect to the Reset PERQS.

                                                 For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently
                                                 discontinue trading in the relevant option contract will not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory
                                                 organization or the Securities and Exchange Commission of
                                                 similar scope as determined by the Calculation Agent) on
                                                 trading during significant market fluctuations shall
                                                 constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in an options contract on
                                                 EMC Stock by the primary securities market trading in such options, if available, by reason of (x) a price change
                                                 exceeding limits set by such securities exchange or market,
                                                 (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in options contracts related to EMC Stock and (5) a
                                                 suspension, absence or material limitation of trading on the primary securities market on which options contracts related to EMC Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
in case of an Event of Default..............     In case an event of default with respect to the Reset PERQS shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Reset PERQS shall be
                                                 determined by the Calculation Agent and shall be equal to the product of (i) the Market Price of EMC Stock as of the date of such acceleration and (ii) the then current Exchange Ratio adjusted as if such date were the second scheduled Trading Day prior to maturity and, if such date occurs prior to the First Year Determination Date, the First Year Determination Date.

EMC Stock; Public Information...............     EMC and its subsidiaries design, manufacture, market and support a wide range of hardware, software and service products for the enterprise storage market.  EMC Stock is registered under the
                                                 Exchange Act.  Companies with securities registered under the
                                                 Exchange Act are required to file periodically certain financial and other information specified by the Securities and Exchange
                                                 Commission (the "Commission").  Information provided to or filed

                                                     PS-16



                                                 with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room
                                                 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its
                                                 Regional Offices located at Suite 1400, Citicorp Center, 500
                                                 West Madison Street, Chicago, Illinois 60661 and at Seven
                                                 World Trade Center, 13th Floor, New York, New York 10048, and
                                                 copies of such material can be obtained from the Public
                                                 Reference Section of the Commission, 450 Fifth Street, N.W.,
                                                 Washington, D.C. 20549, at prescribed rates. In addition,
                                                 information provided to or filed with the Commission
                                                 electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is
                                                 http://www.sec.gov. Information provided to or filed with the
                                                 Commission by EMC pursuant to the Exchange Act can be located by reference to Commission file number 1-9853. In addition, information regarding EMC may be obtained from other sources including, but not limited to, press releases, newspaper
                                                 articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                                 This pricing supplement relates only to the Reset PERQS
                                                 offered hereby and does not relate to EMC Stock or other
                                                 securities of EMC. We have derived all disclosures contained in this pricing supplement regarding EMC from the publicly available documents described in the preceding paragraph.
                                                 Neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with
                                                 respect to EMC in connection with the offering of the Reset
                                                 PERQS. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly
                                                 available information regarding EMC is accurate or complete.
                                                 Furthermore, we cannot give any assurance that all events
                                                 occurring prior to the date hereof (including events that
                                                 would affect the accuracy or completeness of the publicly
                                                 available documents described in the preceding paragraph) that would affect the trading price of EMC Stock (and therefore the
                                                 Initial EMC Stock Price, the First Year Cap Price, the Second
                                                 Year Cap Price and the maximum appreciation amount) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning EMC could affect the value received at
                                                 maturity with respect to the Reset PERQS and therefore the trading prices of the Reset PERQS.

                                                 Neither we nor any of our affiliates makes any representation to you as to the performance of EMC Stock.

                                                 We and/or our subsidiaries may presently or from time to time engage in business with EMC, including extending loans to, or making equity investments in, EMC or providing advisory
                                                 services to EMC, including merger and acquisition advisory services. In the course of such business, we and/or our
                                                 subsidiaries may acquire non-public information with respect to EMC and, in addition, one or more of our affiliates may publish research reports with respect to EMC. The statement in the preceding sentence is not intended to affect the right of holders of the Reset PERQS under the securities laws. As a prospective purchaser of a Reset PERQS, you should undertake an

                                                     PS-17



                                                 independent investigation of EMC as in your judgment is
                                                 appropriate to make an informed decision with respect to an investment in EMC Stock.

Historical Information......................     The following table sets forth the high and low Market Price during
                                                 1997, 1998, 1999 and 2000 through March 30, 2000.  The Market
                                                 Price on March 30, 2000 was $129 1/2.  We obtained the Market
                                                 Prices listed below from Bloomberg Financial Markets and we believe such information to be accurate.  You should not take the historical prices of EMC Stock as an indication of future
                                                 performance. The price of EMC Stock may decrease so that you will receive at maturity shares of EMC Stock worth less than the principal amount of the Reset PERQS.  We cannot give you any assurance that the price of EMC Stock will increase so that at maturity you will receive an amount in excess of the principal amount of the Reset
                                                 PERQS.  Because your return is linked to the Market Price of EMC
                                                 Stock on April 20, 2001 and April 26, 2002, there is no guaranteed return of principal. To the extent that the Maturity Price of EMC
                                                 Stock is less than the Initial EMC Stock Price or not sufficiently above the Initial EMC Stock Price to compensate for a downward adjustment of the Exchange Ratio, if any, at April 20, 2001 and the
                                                 shortfall is not offset by the coupon paid on the Reset PERQS, you will lose money on your investment.

                                                                         EMC                           High         Low
                                                                         ---                           ----         ---
                                                     (CUSIP 268648102)
                                                     1997
                                                     First Quarter...............................   $  9 13/16  $  8  1/32
                                                     Second Quarter..............................     10  5/32     8  1/8
                                                     Third Quarter...............................     15  7/16     9 51/64
                                                     Fourth Quarter..............................     16  1/4     11 13/16
                                                     1998
                                                     First Quarter...............................     19 13/32    12 19/32
                                                     Second Quarter..............................     23  1/2     17 31/32
                                                     Third Quarter...............................     30 15/16    22  7/32
                                                     Fourth Quarter..............................     42  1/2     22 19/32
                                                     1999
                                                     First Quarter...............................     64 15/16    43  1/2
                                                     Second Quarter..............................     67 15/32    47  3/4
                                                     Third Quarter...............................     74  5/8     53  5/8
                                                     Fourth Quarter..............................    109  1/4     63
                                                     2000
                                                     First Quarter                                   142          99  5/8
                                                       (through March 30, 2000)..................

                                                 Historical prices have been adjusted for two 2 for 1 stock splits of EMC stock, which became effective in the fourth
                                                 quarter of 1997 and the second quarter of 1999, respectively.

                                                 EMC has not paid cash dividends on EMC Stock to date. We make no representation as to the amount of dividends, if any, that
                                                 EMC will pay in the future. In any event, as a holder of the
                                                 Reset PERQS, you will not be entitled to receive dividends, if any, that may be payable on EMC Stock.

Use of Proceeds and Hedging.................     The net proceeds we receive from the sale of the Reset PERQS will be used for general corporate purposes and, in part, by us or by one or more of our subsidiaries in connection with hedging our

                                                     PS-18



                                                 obligations under the Reset PERQS.  See also "Use of Proceeds" in the accompanying prospectus.

                                                 On the date of this pricing supplement, we, through our
                                                 subsidiaries or others, hedged our anticipated exposure in connection with the Reset PERQS by taking positions in EMC
                                                 Stock and other instruments. Purchase activity could have
                                                 potentially increased the price of EMC Stock, and therefore effectively have increased the level to which EMC Stock must rise before you would receive at maturity an amount of EMC
                                                 Stock worth as much as or more than the principal amount of the Reset PERQS. Through our subsidiaries, we are likely to modify our hedge position throughout the life of the Reset
                                                 PERQS, including on the First Year Determination Date, by
                                                 purchasing and selling EMC Stock, options contracts on EMC
                                                 Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activity. Although we have no reason to believe that our hedging activity had or will have a material impact on the price of EMC Stock, we cannot give any assurance that we did not, or in the future will not, affect such price as a result of our hedging activities.
Supplemental Information Concerning
Plan of Distribution........................     In order to facilitate the offering of the Reset PERQS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Reset PERQS or the EMC Stock.  Specifically, the Agent
                                                 may overallot in connection with the offering, creating a short position in the Reset PERQS for its own account.  In addition, to cover allotments or to stabilize the price of the Reset PERQS, the
                                                 Agent may bid for, and purchase, the Reset PERQS or the EMC
                                                 Stock in the open market.  See "Use of Proceeds and Hedging" above.

                                                 The Agent proposes initially to offer the Reset PERQS directly to the public at the public offering price set forth on the cover page hereof plus accrued interest, if any, from the
                                                 Original Issue Date; provided that the price will be
                                                 $25.543875 per Reset PERQS and the underwriting discounts and commissions will be $0.003875 per Reset PERQS for purchasers of greater than or equal to 100,000 Reset PERQS in any single transaction, subject to the holding period requirements
                                                 described below.

                                                 Delivery of approximately 98.625% of the Reset PERQS to a
                                                 purchaser of 100,000 or more Reset PERQS at the reduced price
                                                 (the "Delivered Reset PERQS") will be made on the date of
                                                 delivery of the Reset PERQS referred to on the cover of this pricing supplement. The balance of approximately 1.375% of the
                                                 Reset PERQS (the "Escrowed Reset PERQS") purchased by each such investor will be held in escrow at MS & Co. for the
                                                 benefit of the investor and delivered to such investor if the investor and any accounts in which the investor may have
                                                 deposited any of its Delivered Reset PERQS have held all of the Delivered Reset PERQS for 45 calendar days following the date of the pricing supplement or any shorter period deemed appropriate by the Agent. If an investor or any account in which the investor has deposited any of its Delivered Reset
                                                 PERQS fails to satisfy the holding period requirement, as
                                                 determined by the Agent, all of the investor's Escrowed Reset
                                                 PERQS will be forfeited by the investor and not delivered to
                                                 it. The Escrowed Reset PERQS

                                                     PS-19



                                                 will instead be delivered to the Agent for sale to investors.
                                                 This forfeiture will have the effect of increasing the
                                                 purchase price per Reset PERQS for such investors to 100% of the principal amount of the Reset PERQS. Should investors who are subject to the holding period requirement sell their Reset
                                                 PERQS once the holding period is no longer applicable, the market price of the Reset PERQS may be adversely affected. See also "Plan of Distribution" in the accompanying prospectus supplement.

ERISA Matters for Pension Plans
and Insurance Companies.....................     We and certain of our subsidiaries and affiliates, including MS & Co.
                                                 and Dean Witter Reynolds Inc. ("DWR"), may each be considered a
                                                 "party in interest" within the meaning of the Employee Retirement
                                                 Income Security Act of 1974, as amended ("ERISA"), or a
                                                 "disqualified person" within the meaning of the Internal Revenue
                                                 Code of 1986, as amended (the "Code") with respect to many employee benefit plans.  Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the Reset PERQS are acquired by or with the assets of a pension or other employee benefit plan with respect to which MS & Co., DWR or any of their affiliates is a service provider, unless the Reset PERQS are acquired pursuant to an exemption from the prohibited transaction rules.

                                                 The acquisition of the Reset PERQS may be eligible for one of the exemptions noted below if such acquisition:

                                                 (a) (i) is made solely with the assets of a bank collective investment fund and (ii) satisfies the requirements and
                                                 conditions of Prohibited Transaction Class Exemption ("PTCE")
                                                 91-38 issued by the Department of Labor ("DOL");

                                                 (b) (i) is made solely with assets of an insurance company pooled separate account and (ii) satisfies the requirements and conditions of PTCE 90-1 issued by the DOL;

                                                 (c) (i) is made solely with assets managed by a qualified
                                                 professional asset manager and (ii) satisfies the requirements and conditions of PTCE 84-14 issued by the DOL;

                                                 (d) is made solely with assets of a governmental plan (as
                                                 defined in Section 3(32) of ERISA) which is not subject to the provisions of Section 401 of the Code;

                                                 (e) (i) is made solely with assets of an insurance company general account and (ii) satisfies the requirements and
                                                 conditions of PTCE 95-60 issued by the DOL; or

                                                 (f) (i) is made solely with assets managed by an in-house
                                                 asset manager and (ii) satisfies the requirements and
                                                 conditions of PTCE 96-23 issued by the DOL.

                                                 Under ERISA the assets of a pension or other employee benefit plan may include assets held in the general account of an
                                                 insurance company which has issued an insurance policy to such plan or assets of an entity in which the plan has invested. In addition to considering

                                                     PS-20



                                                 the consequences of owning the Reset PERQS, employee benefit plans subject to ERISA (or insurance companies deemed to be investing ERISA plan assets) purchasing Reset PERQS should consider the possible implications of owning the EMC Stock.
                                                 Thus, any insurance company, pension or employee benefit plan or entity holding assets of such a plan proposing to invest in the Reset PERQS should consult with its legal counsel prior to such investment.

United States Federal Income Taxation.......     The following summary is based on the advice of Davis Polk &
                                                 Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S. federal income tax consequences to initial holders of the Reset PERQS purchasing the
                                                 Reset PERQS at the Issue Price, who will hold the Reset PERQS as capital assets within the meaning of Section 1221 of the Code.  This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury
                                                 Regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein.
                                                 This summary does not address all aspects of the U.S. federal income taxation that may be relevant to a particular holder in light of its individual circumstances or to certain types of holders subject to special treatment under the U.S. federal income tax laws (e.g., certain financial institutions, tax-exempt organizations, dealers in options or securities, or persons who hold a Reset PERQS as a part of a hedging transaction, straddle, conversion or other integrated transaction).  As the law applicable to the U.S. federal income taxation of instruments such as the Reset PERQS is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                                 General

                                                 Pursuant to the terms of the Reset PERQS, we and every holder of a Reset PERQS agree (in the absence of an administrative determination or judicial ruling to the contrary) to
                                                 characterize a Reset PERQS for all tax purposes as an
                                                 investment unit consisting of the following components (the
                                                 "Components"): (i) a contract (the "Forward Contract") that requires the holder of the Reset PERQS to purchase, and us to sell, for an amount equal to $25.90 (the "Forward Price"), the
                                                 EMC Stock at maturity (or, alternatively, upon an earlier
                                                 redemption of the Reset PERQS), and (ii) a deposit with us of a fixed amount of cash, equal to the Issue Price, to secure the holder's obligation to purchase the EMC Stock (the
                                                 "Deposit"), which Deposit bears an annual yield of 7.40% per annum, which yield is based on our cost of borrowing. Under this characterization, less than the full quarterly payments on the Reset PERQS will be attributable to the yield on the
                                                 Deposit. Accordingly, the excess of the quarterly payments on the Reset PERQS over the portion of those payments
                                                 attributable to the yield on the Deposit will represent
                                                 payments attributable to the holders' entry into the Forward
                                                 Contract (the "Contract Fees"). Furthermore, based on our
                                                 determination of the relative fair market values of the
                                                 Components at the time of issuance of the Reset PERQS, we will allocate 100% of the Issue Price of the Reset PERQS to the
                                                 Deposit and none to the Forward Contract.

                                                     PS-21



                                                 Our allocation of the Issue Price among the Components will be binding on a holder of the Reset PERQS, unless such holder timely and explicitly discloses to the IRS that its allocation is different from ours. The treatment of the Reset PERQS
                                                 described above and our allocation are not, however, binding on the IRS or the courts. No statutory, judicial or
                                                 administrative authority directly addresses the
                                                 characterization of the Reset PERQS or instruments similar to the Reset PERQS for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the
                                                 Reset PERQS. Due to the absence of authorities that directly address instruments that are similar to the Reset PERQS, Tax
                                                 Counsel is unable to render an opinion as to the proper U.S.
                                                 federal income tax characterization of the Reset PERQS. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the Reset PERQS are not
                                                 certain, and no assurance can be given that the IRS or the courts will agree with the characterization described herein.
                                                 Accordingly, you are urged to consult your tax advisor
                                                 regarding the U.S. federal income tax consequences of an
                                                 investment in the Reset PERQS (including alternative
                                                 characterizations of the Reset PERQS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the
                                                 following discussion is based on the treatment and the
                                                 allocation described above.

                                                 Tax Treatment of the Reset PERQS

                                                 Assuming the characterization of the Reset PERQS and the
                                                 allocation of the Issue Price as set forth above, Tax Counsel believes that the following U.S. federal income tax
                                                 consequences should result.

                                                 Quarterly Payments on the Reset PERQS. To the extent
                                                 attributable to the interest on the Deposit, quarterly
                                                 payments on the Reset PERQS will generally be taxable to a
                                                 U.S. Holder as ordinary income at the time accrued or received in accordance with the U.S. Holder's method of accounting for
                                                 U.S. federal income tax purposes. Although the federal income tax treatment of the Contract Fees is uncertain, we intend to take the position that the Contract Fees constitute taxable income to the holders at the time accrued or received in
                                                 accordance with the U.S. Holder's method of accounting for
                                                 U.S. federal income tax purposes.

                                                 Tax Basis.  Based on our determination set forth above, the U.S.
                                                 Holder's tax basis in the Forward Contract will be zero, and the U.S.
                                                 Holder's tax basis in the Deposit will be 100% of the Issue Price.

                                                 Settlement of the Forward Contract. Upon the maturity of the
                                                 Forward Contract, a U.S. Holder would, pursuant to the Forward
                                                 Contract, be deemed to have applied the Forward Price toward the purchase of EMC Stock, and a U.S. Holder would not
                                                 recognize any gain or loss with respect to any EMC Stock
                                                 received thereon. With respect to any cash received upon
                                                 maturity, a U.S. Holder would recognize gain or loss. The
                                                 amount of such gain or loss would be the extent to which the amount of such cash received differs from the pro rata portion of the Forward Price allocable to the cash. Any such gain

                                                     PS-22



                                                 or loss would generally be capital gain or loss, as the case may be. With respect to any EMC Stock received upon maturity, the U.S. Holder would have an adjusted tax basis in such EMC
                                                 Stock equal to the pro rata portion of the Forward Price
                                                 allocable thereto. The allocation of the Forward Price between cash and EMC Stock should be based on the amount of the cash received and the relative fair market value, as of the
                                                 maturity, of the EMC Stock. The U.S. Holder's holding period of any EMC Stock received would start on the day after the maturity of the Reset PERQS.

                                                 Sale or Exchange of the Reset PERQS. Upon a sale or exchange of a Reset PERQS prior to the maturity of the Reset PERQS, a
                                                 U.S. Holder would recognize taxable gain or loss equal to the difference between the amount realized on such sale or
                                                 exchange and such U.S. Holder's tax basis in the Reset PERQS so sold or exchanged. Any such gain or loss would generally be capital gain or loss, as the case may be. Such U.S. Holder's tax basis in the Reset PERQS would generally equal the U.S.
                                                 Holder's tax basis in the Deposit. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest payments on the Deposit, which would be taxed as described under "--Quarterly Payments on the
                                                 Reset PERQS" above. It is uncertain whether the amount
                                                 realized includes any amount attributable to accrued but
                                                 unpaid Contract Fees. U.S. Holders should consult their tax advisors regarding the treatment of accrued but unpaid
                                                 Contract Fees upon the sale or exchange of a Reset PERQS.

                                                 Possible Alternative Tax Treatments of an Investment in the
                                                 Reset PERQS

                                                 Due to the absence of authorities that directly address the proper characterization of the Reset PERQS, no assurance can be given that the IRS will accept, or that a court will
                                                 uphold, the characterization and tax treatment described
                                                 above. In particular, the IRS could seek to analyze the U.S.
                                                 federal income tax consequences of owning a Reset PERQS under
                                                 Treasury regulations governing contingent payment debt
                                                 instruments (the "Contingent Payment Regulations").

                                                 If the IRS were successful in asserting that the Contingent
                                                 Payment Regulations applied to the Reset PERQS, the timing and character of income thereon would be significantly affected.
                                                 Among other things, a U.S. Holder would be required to accrue as original issue discount income, subject to adjustments, at a "comparable yield" on the Issue Price. Furthermore, any gain realized with respect to the Reset PERQS would generally be treated as ordinary income.

                                                 Even if the Contingent Payment Regulations do not apply to the
                                                 Reset PERQS, other alternative federal income tax
                                                 characterizations or treatments of the Reset PERQS are also possible, and if applied could also affect the timing and the character of the income or loss with respect to the Reset
                                                 PERQS. It is possible, for example, that a Reset PERQS could be treated as constituting a prepaid forward contract or a combination of a prepaid forward contract and one or more
                                                 options. Other alternative characterizations are also
                                                 possible. Accordingly, prospective purchasers are urged to consult their tax advisors

                                                     PS-23



                                                 regarding the U.S. federal income tax consequences of an investment in the Reset PERQS.

                                                 Backup Withholding and Information Reporting

                                                 A U.S. Holder of a Reset PERQS may be subject to information reporting and to backup withholding at a rate of 31 percent of the amounts paid to the U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct
                                                 taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the
                                                 U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

                                                     PS-24

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                        MORGAN STANLEY DEAN WITTER & CO.